Exhibit 4.16

APPENDIX "B"

POET

NUMBER
CERT.9999

SHARES
9,000,000********
9,000,000******
****9,000,000********
*****9,000,000*******
******9,000,000******

POET TECHNOLOGIES INC.

CONTINUED UNDER THE BUSINESS CORPORATIONS ACT (ONTARIO)

THIS CERTIFIES THAT

* SPECIMEN *

CUSIP: 73044W104
ISIN: CA73044W1041

is the registered owner of

* NINE MILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

POET TECHNOLOGIES INC.

transferable on the books of the Corporation by the registered holder in person or by Attorney duly authorized in writing upon surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate on its behalf by the facsimile signatures of its duly authorized officers.

DATED JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED by
Equity Financial Trust Company Toronto, Ontario, Canada.
Transfer Agent and Registrar

Leon M. Pierhal
President and Chief Executive Officer

Kevin Barnes
Treasurer and Chief Financial Officer

By_______________________
AUTHORIZED OFFICER

The Shares represented by this Certificate are transferable at the offices of Equity Financial Trust Company, Toronto, Ontario, Canada

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

Printed by DATA BUSINESS FORMS

4776448

FOR VALUE RECEIVED, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL INSURANCE NUMBER OF TRANSFEREE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE) Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Stock on the Books of the within named Corporation, with full power of substitution in the premises. Dated Signature: NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, 1N EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A SCHEDULE 1 CANADIAN CHARTERED BANK OR AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM. Guaranteed by: 999999 TIR5405 ACCT9999 CERT 9999 THE CLASS OF SHARES REPRESENTED BY THIS CERTIFICATE HAS RIGHTS. PRIVILEGES, RESTRICTIONS OR CONDITIONS ATTACHED THERETO AND THE CORPORATION WILL FURNISH TO A SHAREHOLDER ON DEMAND AND WITHOUT CHARGE, A FULL COPY OF THE TEXT OF THE RIGHTS, PRIVILEGES. RESTRICTIONS AND CONDITIONS ATTACHED TO EACH CLASS OF SHARES AUTHORIZED TO BE ISSUED BY THE CORPORATION_ RESTRICTIONS